Exhibit 4.2

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 13, 2020, among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the “Borrower”), Revlon, Inc. (“Holdings”), the other Loan Parties and the Lenders party hereto, and acknowledged by JEFFERIES FINANCE LLC, as Administrative Agent, is entered into in connection with the Existing Credit Agreement referred to in the first recital below.

RECITALS

WHEREAS, the Borrower is a party to that certain BrandCo Credit Agreement, dated as of May 7, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among Holdings, the Borrower, the lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties; capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended, supplemented or otherwise modified by this Amendment (the “Amended Credit Agreement”);

WHEREAS, pursuant to the Confidential Offering Memorandum and Consent Solicitation Statement of the Borrower, dated as of September 29, 2020, as supplemented or otherwise modified from time to time, certain holders (the “Exchanging 2021 Noteholders”) of the Borrower’s 5.75% Senior Notes due 2021 (the “2021 Notes”) have elected to participate in an exchange offer and certain related transactions (the “Exchange Offer”), whereby such Exchanging 2021 Noteholders (or, in each case, their respective designees who are Eligible Assignees) will, in partial consideration for exchanging their 2021 Notes, become holders of new term loans issued under the Amended Credit Agreement, which will be deemed to be Additional Term B-2 Loans and, in connection therewith, a corresponding reduction of Excess Roll-up Amounts will be made pursuant to this Amendment;

WHEREAS, Holdings, the Borrower and certain Lenders constituting the Applicable Required Lenders are parties to that certain Transaction Support Agreement, dated as of September 28, 2020, as amended, supplemented or otherwise modified from time to time (the “TSA”), pursuant to which (i) each of the Lenders from time to time party thereto agreed to consent to certain amendments to the Existing Credit Agreement in connection with the Exchange Transactions and the relinquishment of certain of their respective Excess Roll-up Amounts and (ii) the parties thereto agreed to the exchange by certain holders of the 2024 Notes (the “Exchanging 2024 Noteholders”) of $18,700,000 in aggregate principal amount of the Borrower’s 6.25% Senior Notes due 2024 (the “2024 Notes”) held by such Exchanging 2024 Noteholders for $10,000,000 in aggregate principal amount of new term loans issued to them (or, in each case, their respective designees who are Eligible Assignees) under the Amended Credit Agreement, which will be deemed to be Additional Term B-2 Loans (any term loans deemed to be made pursuant to this Amendment, “Amendment No. 1 Term B-2 Loans”), and a corresponding reduction of Excess Roll-up Amounts held by such Exchanging 2024 Noteholders (the exchange described in this clause (ii), together with the Exchange Offer, the “Exchange Transactions”), in each case on the terms set forth therein;

WHEREAS, the Borrower wishes to make certain amendments and waivers as may be necessary or appropriate in connection with the Exchange Transactions in accordance with the terms of Section 10.1 of the Existing Credit Agreement;

WHEREAS, the Borrower has (i) requested the Applicable Required Lenders provide the consent set forth in this Amendment in exchange for the Consent Fee (as defined below) and (ii) offered each Lender with an Excess Roll-up Amount the ability to become party to the TSA and participate pro rata in the Structuring Fee (as defined below); and

WHEREAS, the Lenders party to this Amendment (the “Consenting Lenders”) collectively constitute the Applicable Required Lenders under the Existing Credit Agreement and consent to the Borrower entering into, and authorize, instruct and direct the Administrative Agent to enter into, this Amendment.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.          Amendment to Credit Agreement; Effect of Joinders; Other Agreements.

(a)          Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, on the Amendment Effective Date (as defined below),

(i)	Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto to appear in alphabetical order:

“Amendment No. 1”:  that certain Amendment No. 1 to Credit Agreement, dated November 13, 2020, among the Borrower, the Loan Parties party thereto and the Lenders party thereto, as acknowledged by the Administrative Agent.

“Amendment No. 1 Effective Date”:  November 13, 2020.

“Amendment No. 1 Term B-2 Loans”:  any loan deemed to be “Additional Term B-2 Loans” pursuant to Amendment No. 1.  For the avoidance of doubt, the Amendment No. 1 Term B-2 Loans shall have a different CUSIP from any other Term B-2 Loans.”

(ii)	Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Additional Term B-2 Loans” as follows:

“Additional Term B-2 Loans”:  (i) any loan made pursuant to an Additional Term B-2 Commitment hereunder and (ii) any Amendment No. 1 Term B-2 Loan.

(iii)	Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Facility” as follows:

“Facility”:  each of (a) the Initial Term B-1 Loans (the “Initial Term B-1 Facility”), (b) the Additional Term B-1 Loans and Additional Term B-1 Commitments (the “Additional Term B-1 Facility”), (c) the Initial Term B-2 Loans (the “Initial Term B-2 Facility”), (d) (i) the Amendment No. 1 Term B-2 Loans (the “Amendment No. 1 Term B-2 Facility”) and (ii) any Additional Term B-2 Commitments of the same Tranche and the Additional Term B-2 Loans made thereunder (each, an “Additional Term B-2 Facility” (it being understood that, for the avoidance of doubt, the Amendment No. 1 Term B-2 Facility constitutes an Additional Term B-2 Facility)), (e) the Initial Term B-3 Loans (the “Initial Term B-3 Facility”), (f) any Extended Loans (of the same Extension Series) and (g) any Refinancing Term Loans of the same Tranche, it being understood that, as of the Closing Date, the only Facilities are the Initial Term B-1 Facility, the Additional Term B-1 Facility, the Initial Term B-2 Facility and the Initial Term B-3 Facility (and the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Tranche of Commitments and the extensions of credit thereunder.

(iv)
Schedule 2.1 to the Existing Credit Agreement is hereby amended as follows (i) the column in Schedule 2.1 entitled “Excess Roll-up Amount” shall be amended and restated in its entirety to read as set forth in Annex A attached hereto and (ii) a new column shall be added to Schedule 2.1 entitled “Amendment No. 1 Term B-2 Loans” as set forth in Annex A attached hereto, in each case, in order to give effect to the Exchange Transactions and to set forth the resulting aggregate principal amount of Additional Term B-2 Loans deemed to be made by the Exchanging 2021 Noteholders and the Exchanging 2024 Noteholders (or, in each case, their respective designees who are Eligible Assignees identified on Annex A) (the “Exchanging Entities”) pursuant to this Amendment and the remaining Excess Roll-up Amounts of all Lenders after giving effect to this Amendment.

(v)	Section 2.3(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)          Repayment of Term B-2 Loans.  The Term B-2 Loan of each Term B-2 Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December, commencing on June 30, 2021, in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Term B-2 Loans outstanding on the Amendment No. 1 Effective Date) (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), or be increased as a result of any increase in the amount of Term B-2 Loans pursuant to Additional Term B-2 Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as set forth above for the Term B-2 Loans outstanding as of the Amendment No. 1 Effective Date) or reduced proportionately, to the extent applicable, if an Extension Request with respect to the Term B-2 Loans is consummated as provided in the applicable Extension Amendment), with the remaining balance thereof payable on the Term Maturity Date.

(vi)	Clause (d) of Section 6.9 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) the proceeds of each Additional Term B-2 Facility (other than the Amendment No. 1 Term B-2 Facility) shall be used by the Borrower on the Borrowing Date of such Additional Term B-2 Facility to make purchases at par of the “Term Loans” (as defined in the 2016 Term Loan Agreement) held by each Additional Term B-2 Lender in an amount not to exceed the Additional Term B-2 Commitments of such Lender with respect to such Tranche

(vii)
Section 7.2 of the Existing Credit Agreement is hereby amended by adding the following proviso at the end of Section 7.2(aa): “provided, that the amount of “first in, last out” loans which may be incurred under the ABL Facility Agreement in connection with the Exchange Offer shall not exceed $50,000,000 at any time outstanding”.

(b)          Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, on or after the Amendment Effective Date, each Exchanging Entity identified on Schedule 2.1 to the Amended Credit Agreement as a lender of Amendment No. 1 Term B-2 Loans who is not a Lender on or prior to the Amendment Effective Date shall, upon execution and delivery of a lender joinder agreement by such Exchanging Entity, the Borrower and the Administrative Agent substantially in the form attached as Annex B hereto or such other documentation as otherwise agreed by the Administrative Agent and the Borrower (a “Joinder”), be deemed to be an “Additional Term B-2 Lender” and a “Lender” in respect of the loans set forth therein, which loans shall be deemed to be “Amendment No. 1 Term B-2 Loans” and “Additional Term B-2 Loans”, for all purposes under the Amended Credit Agreement; it being understood that the Administrative Agent will not execute a Joinder by any such Exchanging Entity until it has received all documentation and other information with respect to such Exchanging Entity required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act).

(c)          Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, on the latest to occur of (i) the Amendment Effective Date, (ii) the date the Exchange Offer and all transactions contemplated thereunder are consummated and all payments pursuant thereto are made (the “Exchange Effective Date”) and (iii) the date the applicable Exchanging Entity becomes an “Additional Term B-2 Lender” under the Amended Credit Agreement pursuant to clause (b) above, each such Exchanging Entity shall be deemed to have made the Amendment No. 1 Term B-2 Loans identified on Annex A hereto with respect to such Exchanging 2021 Noteholder and Exchanging 2024 Noteholder, which Amendment No. 1 Term B-2 Loans shall be deemed to be “Additional Term B-2 Loans” for all purposes under the Amended Credit Agreement; provided, that the Amendment No. 1 Term B-2 Loans will not be fungible with any other Tranche of Additional Term B-2 Loans or Term B-2 Loans; provided further, that, to the extent any such Amendment No. 1 Term B-2 Loans are deemed to be made after the Exchange Effective Date, each Exchanging Entity, upon becoming an Additional Term B-2 Lender under the Amended Credit Agreement, shall be entitled to receive all interest payable on its Amendment No. 1 Term B-2 Loans, as if such Amendment No. 1 Term B-2 Loans had been made on the Exchange Effective Date and as if interest had accrued based on a three-month Interest Period commencing on the Exchange Effective Date.

(d)          Assuming all Exchanging Entities are Additional Term B-2 Lenders as of the Amendment Effective Date and after giving effect to the payment of the Consent Fee and Structuring Fee, (i) the aggregate principal amount of Additional Term B-2 Loans outstanding as of the Amendment Effective Date is $85,000,000 and (ii) the aggregate principal amount of Term B-2 Loans outstanding as of the Amendment Effective Date is $928,007,072.

Section 2.          Waiver and Consent.

(a)          Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, each Consenting Lender (by execution and delivery of this Amendment) hereby (i) consents to the incurrence and use of proceeds of Additional Term B-2 Loans pursuant to this Amendment as part of the Exchange Transactions, and (ii) waives the terms of Section 6.9(d) of the Existing Credit Agreement as it relates to the use of proceeds of the Additional Term B-2 Loans, which such proceeds shall instead be used as part of the Exchange Transactions as set forth in this Amendment.  This is a limited waiver and shall not be deemed to constitute a waiver of any breach of the Amended Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Amended Credit Agreement or any other Loan Documents.

(b)          By execution and delivery of this Amendment, pursuant to Section 9.4 of the Existing Credit Agreement, each Consenting Lender hereby authorizes, instructs and directs the Administrative Agent to undertake any other filings, steps or actions as the Administrative Agent in its sole discretion determines are necessary, advisable or desirable in carrying out, or otherwise in furtherance of, the transactions contemplated by this Amendment.

Section 3.          Relinquishment of Excess Roll-up Amount.

(a)          Each Consenting Lender who has an Excess Roll-up Amount immediately prior to the Amendment Effective Date (an “Existing Excess Roll-up Amount”) hereby agrees that its Excess Roll-up Amount on the Amendment Effective Date, after giving effect to this Amendment and the Exchange Transactions and any other transaction contemplated by this Amendment, will be the amount identified opposite its name on Schedule 2.1 of the Amended Credit Agreement (each such amount, an “Amended Excess Roll-up Amount”).  Each Consenting Lender whose Amended Excess Roll-up Amount is less than its Existing Excess Roll-up Amount is referred to herein as a “Relinquishing Lender”, and the difference between each such Relinquishing Lender’s Existing Excess Roll-up Amount and its Amended Excess Roll-up Amount is referred to herein as a “Relinquished Amount”.

(b)          Annex C attached hereto sets forth the Excess Roll-up Amount of each Lender, as in effect immediately prior to the Amendment Effective Date, and the Relinquished Amount of each Relinquishing Lender.  For the avoidance of doubt, the $10,000,000 Excess Roll-up Amount held by the Exchanging 2024 Noteholders and used to exchange 2024 Notes for $10,000,000 of Amendment No. 1 Term B-2 Loans shall not constitute a Relinquished Amount.

Section 4.          Fees

(a)          As consideration for each Consenting Lender’s agreement to consent to this Amendment, on the Amendment Effective Date, the Borrower shall pay to each Consenting Lender a consent fee (the “Consent Fee”) equal to its pro rata share (based on its pro rata share of the aggregate principal amount of Term B-1 Loans and Term B-2 Loans held by all Consenting Lenders immediately prior to the Amendment Effective Date) of $5,000,000.  The Consent Fee shall be payable (i) as a fee in respect of the Amendment No. 1 Term B-2 Loans incurred pursuant to this Amendment and (ii) in-kind in the form of Amendment No. 1 Term B-2 Loans to be held by such Consenting Lender in an aggregate principal amount equal to its Consent Fee.  The Consent Fee payable to each Consenting Lender in the form of Amendment No. 1 Term B-2 Loans is set forth on Annex D hereto and each Consenting Lender shall be deemed to have made the Amendment No. 1 Term B-2 Loans set forth opposite its name on Annex D on the Amendment Effective Date, which shall be deemed to be “Additional Term B-2 Loans”, for all purposes under the Amended Credit Agreement.

(b)          As consideration for each Relinquishing Lender’s agreements under this Amendment, on the Amendment Effective Date, the Borrower shall pay to each Relinquishing Lender a structuring fee (the “Structuring Fee”) equal to its pro rata share (based on its pro rata share of the aggregate Relinquished Amount) of $12,500,000.  The Structuring Fee shall be payable (i) as a fee in respect of the Amendment No. 1 Term B-2 Loans incurred pursuant to this Amendment and (ii) in-kind in the form of Amendment No. 1 Term B-2 Loans to be held by such Relinquishing Lender in an aggregate principal amount equal to its Structuring Fee.  The Structuring Fee payable to each Relinquishing Lender in the form of Amendment No. 1 Term B-2 Loans is set forth on Annex D hereto and each Relinquishing Lender shall be deemed to have made the Amendment No. 1 Term B-2 Loans set forth opposite its name on Annex D on the Amendment Effective Date, which shall be deemed to be “Additional Term B-2 Loans”, for all purposes under the Amended Credit Agreement.

(c)          The foregoing fees shall be deemed fully earned and payable on the Amendment Effective Date and will not be refundable under any circumstances. Such fees shall not be subject to reduction by way of setoff or counter claim. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any taxing authority or will be grossed up by the Borrower for such amounts, provided, that the recipient of any such payment shall have provided applicable tax forms to establish any available exemptions from withholding. Each Consenting Lender may share its fees hereunder with any of its affiliates.

Section 5.          Representations and Warranties.

In order to induce the Consenting Lenders to consent to this Amendment, Holdings and each other Loan Party party hereto hereby represent and warrant to the Administrative Agent and each Consenting Lender that as of the Amendment Effective Date:

(a)          Holdings and each Loan Party has the corporate or other organizational power and authority to execute and deliver this Amendment, and to perform its obligations under this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party, including, in the case of the Borrower, the power and authority to borrow under the Amended Credit Agreement, and Holdings and each Loan Party has taken all necessary corporate or other action to authorize the execution and delivery of this Amendment, and the performance of its obligations under, this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party, including, in the case of the Borrower, the authorization of borrowings under the Amended Credit Agreement;

(b)          the execution, delivery and performance of this Amendment by Holdings and each Loan Party (i) will not violate the organizational or governing documents of Holdings and each Loan Party, (ii) will not violate any Requirement of Law or Contractual Obligation binding on Holdings, the Borrower or any other Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (iii) will not violate the terms governing the 2021 Notes or the 2024 Notes, the 2016 Term Loan Agreement or the ABL Documents and (iv) will not result in, or require, the creation or imposition of any Lien (other than Liens permitted under Section 7.3 of the Amended Credit Agreement) on any of the respective properties or revenues of Holdings or any Loan Party pursuant to any such Requirement of Law or Contractual Obligation;

(c)          this Amendment has been duly executed and delivered by Holdings and each Loan Party and this Amendment constitutes a legal, valid and binding obligation of Holdings and each Loan Party, enforceable against Holdings and each Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing;

(d)          after giving effect to this Amendment, the Exchange Transactions and any other transaction contemplated by this Amendment, (i) no Default or Event of Default exists and is continuing, (ii) no default or event of default has occurred and is continuing under any other material indebtedness of Holdings or any of its Subsidiaries or will occur as a result of the consummation of any transaction contemplated by this Amendment and (iii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (or if qualified by materiality, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or if qualified by materiality, in all respects) as of such earlier date; and

(e)          no statement or written information (excluding any projections or pro forma financial information) contained in this Amendment, the Amended Credit Agreement, any other Loan Document or otherwise furnished to the Administrative Agent or the Lenders or any of them (in their capacities as such), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Amendment, when taken as a whole, contained as of the date such statement, information or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

Section 6.          Conditions Precedent to the Amendment Effective Date.

This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) that the following conditions have been satisfied:

(a)          The Administrative Agent shall have received executed counterparts of this Amendment from (i) Lenders collectively constituting at least the Applicable Required Lenders, (ii) the Administrative Agent, (iii) the Borrower and (iv) each other Loan Party;

(b)          The Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, from a Responsible Officer of the Borrower, certifying that (i) the Minimum Liquidity Closing Condition (as defined in the TSA) is satisfied (or will be satisfied upon consummation of the Exchange Transactions), and attaching a reasonably detailed calculation evidencing the same and (ii) after giving effect to this Amendment, the Exchange Transactions and any other transaction contemplated by this Amendment, the Accelerated Maturity Date (as defined in the 2016 Term Loan Agreement) shall not have occurred;

(c)          The Borrower shall have paid (i) the fees payable pursuant to Section 4 hereof, (ii) all reasonable and documented fees, disbursements and other charges of Paul Hastings LLP, counsel for the Administrative Agent, and (iii) all reasonable and documented fees, disbursements and other charges of Davis Polk & Wardwell LLP, counsel for an ad hoc group of certain of the Lenders), in each case, on the Amendment Effective Date and, in the case of (ii) and (iii) if invoiced at least three (3) Business Days prior to the Amendment Effective Date;

(d)          The Administrative Agent shall have received an executed legal opinion of  Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel to the Loan Parties (including with respect to no conflicts) in form and substance reasonably satisfactory to the Administrative Agent; and

(e)          The Exchange Transactions shall have been, or substantially concurrently with the effectiveness of this Amendment shall be, consummated.

For purposes of determining compliance with the conditions specified in this Section 6, each Consenting Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 7.          Expenses.

The Borrower shall pay or cause to be paid, to the extent payable under Section 10.5 of the Amended Credit Agreement, all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including (i) the reasonable and documented fees, disbursements and other charges of Paul Hastings LLP, counsel for the Administrative Agent and (ii) the reasonable and documented fees, disbursements and other charges of Davis Polk & Wardwell LLP, counsel for an ad hoc group of certain of the Lenders). The provision of Section 10.5 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis, provided, that solely for purposes of Section 10.5 of the Amended Credit Agreement, the TSA shall be deemed to be a Loan Document.

Section 8.          Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The provisions of Section 10.22 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

Section 9.          Applicable Law.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.          Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11.          Effect of Amendment.

(a)          On the Amendment Effective Date, the Existing Credit Agreement shall be amended in accordance with this Amendment, and all references to the Existing Credit Agreement in any Loan Document shall be deemed to be references to the Amended Credit Agreement.

(b)          Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Borrowers or any other Loan Party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(c)          Each of Holdings and the Loan Parties party hereto (the “Reaffirming Parties”) acknowledges receipt of a copy of this Amendment, and (i) hereby consents to the amendments to the Existing Credit Agreement, (ii) hereby confirms and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Security Documents (each, as defined in the Amended Credit Agreement) (collectively, the “Reaffirmed Documents”) to which it is party, (iii) agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Reaffirmed Documents to which it is a party and the security interests created thereby, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations (as defined in the Existing Credit Agreement), as amended, increased and/or extended pursuant to this Amendment and (iv) this Amendment shall not evidence or result in a novation of such Obligations or the Reaffirmed Documents.

(d)          Each of the Loan Parties, on its own behalf and on behalf of its predecessors, successors, legal representatives and assigns (each of the foregoing, collectively, the “Releasing Parties”) hereby acknowledges and stipulates that as of the Amendment Effective Date, none of the Releasing Parties has any claims or causes of action of any kind whatsoever against, or any grounds or cause for reduction, modification, set as aside or subordination of any indebtedness or other obligations owed to or any liens or security interests in favor of the Administrative Agent, the Lenders or any other Secured Party or any of their respective affiliates, officers, directors, employees, agents, attorneys or representatives or against any of their respective predecessors, successors or assigns (each of the foregoing, collectively, the “Released Parties”) (other than such claims or causes of action that arise from the explicit obligations of the Administrative Agent, the Lenders and the other Secured Parties in the Loan Documents (such claims or causes of action, “Surviving Claims”)).  In partial consideration for the agreement of the Administrative Agent and the Lenders party hereto to enter into this Amendment, each Releasing Party hereby unconditionally waives and fully and forever releases, remises, discharges and holds harmless the Released Parties from any and all claims, causes of action, demands, liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action or failure to act at any time on or prior to the Amendment Effective Date (other than the Surviving Claims), such waiver, release and discharge being made with full knowledge and understanding of the circumstances and effects of such waiver, release and discharge, and after having consulted legal counsel of its own choosing with respect thereto.  This paragraph is in addition to any other release of any of the Released Parties by the Releasing Parties and shall not in any way limit any other release, covenant not to sue or waiver by the Releasing Parties in favor of the Released Parties.

(e)          On and after the Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Senior Vice President, Deputy
General Counsel and Secretary

REVLON, INC.,
as Holdings

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Senior Vice President, Deputy
General Counsel and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

SUBSIDIARY GUARANTORS:

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (CANADA) LIMITED
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN (UK) LTD
ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON CANADA, INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Senior Vice President, Deputy
General Counsel and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

EXECUTED as a DEED by Beautyge I:

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Director

BEAUTYGE II, LLC
BRANDCO ALMAY 2020 LLC
BRANDCO CHARLIE 2020 LLC
BRANDCO CND 2020 LLC
BRANDCO CURVE 2020 LLC
BRANDCO ELIZABETH ARDEN 2020 LLC
BRANDCO GIORGIO BEVERLY HILLS 2020 LLC
BRANDCO HALSTON 2020 LLC
BRANDCO JEAN NATE 2020 LLC
BRANDCO MITCHUM 2020 LLC
BRANDCO MULTICULTURAL GROUP 2020 LLC
BRANDCO PS 2020 LLC
BRANDCO WHITE SHOULDERS 2020 LLC

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

[Lender Signatures On File with Company]

[Signature Page to Amendment No. 1 to Credit Agreement]

Acknowledged by:

JEFFERIES FINANCE LLC,
as Administrative Agent

By:	/s/ Paul Chisholm
Name:	Paul Chisholm
Title	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

AMENDMENT NO. 1 TO CREDIT AGREEMENT ANNEX A
Lender	Amendment No. 1 Term B-2 Loans	Excess Roll-Up Amount
Altair Global Credit Opportunities Fund (A), LLC
AG Centre Street Partnership, L.P.
AG Credit Solutions Non-ECI Master Fund, LP
AG CSF1A Dislocation Master Fund 1, L.P.
AG Super Fund Master, L.P.
Ares Credit Hedge Fund, LP
ASSF IV AIV B Holdings III
ASOF Holdings I, L.P.
Avenue-ASRS Europe Opportunities Fund, L.P.
Avenue Europe Special Situations Fund III (Euro), L.P.
Avenue Europe Special Situations Fund III (U.S.), L.P.
Avenue RP Opportunities Fund, L.P.
Avenue Special Opportunities Fund II, L.P.
Boothbay Absolute Return Strategies, LP
Boothbay Diversified Alpha Master Fund LP
BPY Limited
Cornell University
Corre Horizon Fund, LP
Corre Opportunities Qualified Master Fund, LP
Cutwater 2015-I, Ltd.
Empyrean Investments, LLC(1)
Fundacion Zudalan
Future Fund Board of Guardians
Glendon Opportunities Fund, L.P.
Glendon Opportunities Fund II, L.P.
Icahn Partners LP
Icahn Partners Master Fund LP
Jefferies, LLC(2)
King Street Acquisition Company, L.L.C.
Lerner Enterprises, LLC
LJK Investment Partners LP
Lord Abbett Bond Debenture Fund, Inc.
Lord Abbett Investment Trust - High Yield Fund
Lord Abbett Series Funds, Inc. - Bond Debenture Portfolio
MacAndrews & Forbes Group LLC
Michael F. Guglielmino and Gail Guglielmino Revocable 2005 Trust UAD 7/25/2005
Nomis Bay LTD
Indiana Public Retirement System
OHA Artesian Customized Credit Fund I, L.P.
OHA BCSS SSD II, L.P.
OHA Black Bear Fund, L.P.
OHA Centre Street Partnership, L.P.
OHA Credit Solutions Master Fund 1
OHA Delaware Customized Credit Fund Holdings, L.P.
OHA KC Customized Credit Master Fund, L.P.
OHA LDN CCF Holding, LLC
OHA MPS SSD II, L.P.
OHA Strategic Credit Master Fund II, L.P.
OHA Structured Products Master Fund D, L.P.
PIMCO ETF Trust: PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO ETFs plc, PIMCO US Short-Term High Yield Corporate Bond Index UCITS ETF
PW Focus Fund LLC
Silver Oak Capital, LLC
Simon Charitable Private LLC
Simon Marketable, L.P.
THREE COURT MASTER, LP

(1) Designated by Empyrean Capital Overseas Master Fund, LTD pursuant to Lender Joinder Agreement.
(2) Designated by Jefferes Leveraged Cretid Products, LLC pursuant to Lender Joinder Agreement.

ANNEX B

Form of Joinder

[Attached]

LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT, dated as of _____________ ___, 2020 (this “Lender Joinder Agreement”), by and among the bank or financial institution party hereto (the “Additional Term B-2 Lender”), REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (together with its successors and assigns, the “Borrower”), and JEFFERIES FINANCE LLC, as the administrative agent for the Lenders referred to below (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to the BrandCo Credit Agreement, dated as of May 7, 2020 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among the Borrower, Revlon, Inc., a Delaware corporation (“Holdings”), each of the financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent and Jefferies Finance LLC, as each collateral agent for the Lenders; and

WHEREAS, pursuant to Amendment No. 1 to Credit Agreement (the “Amendment”) entered into in connection with the Exchange Transactions (as defined in the Amendment) on or prior to the Effective Date set forth on Schedule A (the “Effective Date”), one or more Additional Term B-2 Lenders elect to establish one or more new term loans (the “Additional Term B-2 Loans”) by entering into one or more Lender Joinder Agreements.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.
The Additional Term B-2 Lender party hereto hereby represents and warrants that set forth on Schedule A, opposite the name of such Additional Term B-2 Lender, is the amount of the Borrower’s 5.75% Senior Notes due 2021 (the “2021 Notes”) exchanged by such Additional Term B-2 Lender or its Affiliate (in such capacity, the “Exchanging 2021 Noteholder”) in connection with the Exchange Transactions.

Notwithstanding the amount set forth on Schedule A, the amount of Additional Term B-2 Loans the Additional Term B-2 Lender is entitled to receive will be set forth in Schedule 2.1 to the Credit Agreement, as amended by the Amendment.

2.	The Additional Term B-2 Lender party hereto hereby agrees to become a Term B-2 Lender on the terms and subject to the conditions set forth below:

Such Additional Term B-2 Lender (a) represents and warrants that it is legally authorized to enter into this Lender Joinder Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 or 6.1 (on file with the Securities and Exchange Commission), as applicable, of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Joinder Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Additional Term B-2 Lender as a Lender contained in Section 9.6 of the Credit Agreement; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Section 10.6 of the Credit Agreement.

3.
The Additional Term B-2 Lender hereby agrees to the deemed making of  its Additional Term B-2 Loans on the following terms and conditions on the Effective Date set forth on Schedule A pertaining to such Additional Term B-2 Lender attached hereto:

1.
Additional Term B-2 Lender to Be a Lender.  Such Additional Term B-2 Lender acknowledges and agrees that upon its execution of this Lender Joinder Agreement that such Additional Term B-2 Lender shall on and as of the Effective Date set forth on Schedule A become an “Additional Term B-2 Lender”, under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall be deemed to have funded such amount of Additional Term B-2 Loans on the Effective Date set forth on Schedule 2.1 of the Credit Agreement, as amended by the Amendment, with respect to such Additional Term B-2 Lender.  Each Additional Term B-2 Lender represents and warrants that it is an Eligible Assignee.

2.
Certain Delivery Requirements.  Each Additional Term B-2 Lender has delivered herewith (i) to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B-2 Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 2.20(e) and 2.20(g) of the Credit Agreement and (ii) to the Administrative Agent, a completed administrative questionnaire.

2

3.
Credit Agreement Governs.  Except as set forth in this Lender Joinder Agreement, the Additional Term B-2 Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.	Notice. For purposes of the Credit Agreement, the initial notice address of such Additional Term B-2 Lender shall be as set forth below its signature below.

5.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Additional Term B-2 Loans deemed made by such Additional Term B-2 Lender in the Register.

6.	Amendment, Modification and Waiver. This Lender Joinder Agreement may not be amended, waived, supplemented or otherwise modified except as provided by Section 10.1 of the Credit Agreement.

7.
Entire Agreement.  This Lender Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8.
GOVERNING LAW.  THIS LENDER JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LENDER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.
Severability.  Any term or provision of this Lender Joinder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Lender Joinder Agreement or affecting the validity or enforceability of any of the terms or provisions of this Lender Joinder Agreement in any other jurisdiction. If any provision of this Lender Joinder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10.
Counterparts.  This Lender Joinder Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The provisions of Section 10.22 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]
3

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Lender Joinder Agreement as of the date first above written.

,
as Additional Term B-2 Lender

By:
Name:
Title:

If second signature required:

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:
E-mail address:

[Signature Page to Lender Joinder Agreement]

REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower

By:
Name:
Title:

[Signature Page to Lender Joinder Agreement]

Consented to by:

JEFFERIES FINANCE LLC, as Administrative Agent

By:

Name:
Title:

[Signature Page to Lender Joinder Agreement]

SCHEDULE A

2021 NOTES EXCHANGED FOR ADDITIONAL TERM B-2 LOANS

Name of Additional Term B-2 Lender	Name of Exchanging 2021 Noteholder (if different)	Principal Amount of 2021 Notes Exchanged	Principal Amount of Additional Term B-2 Loans
________________ __________	________________ __________	$__________________	$__________________[1]

Effective Date of Lender Joinder Agreement:  The date on which the Administrative Agent shall have executed a counterpart signature page to this Lender Joinder Agreement after having received executed counterpart signature pages from the Additional Tranche B Lender and the Borrower.

1 To be the percentage of Principal Amount of 2021 Notes Exchanged set forth in the Offering Memorandum.

AMENDMENT NO. 1 TO CREDIT AGREEMENT ANNEX C

Lender	Excess Roll-up Amount immediately prior to Amendment Effective Date	Relinquished Amount
AG CSF1A Dislocation Master Fund 1, L.P.
AG Centre Street Partnership, L.P.
AG Credit Solutions Non-ECI Master Fund, LP
AG Super Fund Master, L.P.
Silver Oak Capital, LLC
ASOF Holdings I, L.P.
Altair Global Credit Opportunities Fund (A), LLC
Cornell University
Glendon Opportunities Fund II, L.P.
Glendon Opportunities Fund, L.P.
Cutwater 2015-I, Ltd.
King Street Acquisition Company, L.L.C.
Lord Abbett Bond Debenture Fund, Inc.
Lord Abbett Investment Trust - High Yield Fund
Lord Abbett Series Funds, Inc. - Bond Debenture Portfolio
Future Fund Board of Guardians
Indiana Public Retirement System
Lerner Enterprises, LLC
OHA Artesian Customized Credit Fund I, L.P.
OHA BCSS SSD II, L.P.
OHA Black Bear Fund, L.P.
OHA Centre Street Partnership, L.P.
OHA Credit Solutions Master Fund 1
OHA Delaware Customized Credit Fund Holdings, L.P.
OHA KC Customized Credit Master Fund, L.P.
OHA LDN CCF Holding, LLC
OHA MPS SSD II, L.P.
OHA Strategic Credit Master Fund II, L.P.
OHA Structured Products Master Fund D, L.P.
Three Court Master, LP
Total

AMENDMENT NO. 1 TO CREDIT AGREEMENT ANNEX D (CONSENT FEE)

Lender	Consent Fee Amendment No. 1 Term B-2 Loans
AG Capital Solutions SMA One, L.P.
AG Centre Street Partnership, L.P.
AG Credit Solutions Non-ECI Master Fund, LP
AG CSF1A Dislocation Master Fund 1, L.P.
AG CSF1B Dislocation Master Fund 1, L.P.
AG Super Fund Master, L.P.
Altair Global Credit Opportunities Fund (A), LLC
Ares XL CLO Ltd.
Ares XLI CLO Ltd.
Ares XLII CLO Ltd.
Ares XLIII CLO Ltd.
Ares XLIV CLO Ltd.
Ares XLV CLO Ltd.
Ares XXIX CLO Ltd.
Ares XXVII CLO, Ltd.
Ares XXXIIR CLO Ltd.
Ares XXXIR CLO Ltd.
Ares XXXIV CLO Ltd.
Ares XXXIX CLO Ltd.
Ares XXXVII CLO Ltd.
Ares XXXVIII CLO Ltd.
Ares XXXVR CLO Ltd.
ASOF Holdings I, L.P.
ASOF Holdings II, L.P.
ASSF IV AIV B Holdings III, L.P.
ASSF IV AIV B, L.P.
Avenue RP Opportunities Fund, LP
Avenue Special Opportunities Fund II, LP
Avenue Strategic Opportunities Fund, LP
Avenue Value Credit Fund, LP
Citibank, N.A.
Cornell University
Cutwater 2015-I, Ltd.
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
Eagle International Limited
Future Fund Board of Guardians
Future Fund Investment Company No.2 PTY LTD
Glendon Opportunities Fund II, L.P.
Glendon Opportunities Fund, L.P.
Global Senior Loans Master Fund LP
Illinois State Board of Investment
Indiana Public Retirement System
Jefferies Leveraged Credit Products, LLC
King Street Acquisition Company, L.L.C.
Lerner Enterprises, LLC
Lord Abbett Bond Debenture Fund, Inc.
Lord Abbett Investment Trust - High Yield Fund
Lord Abbett Series Funds, Inc. - Bond Debenture Portfolio
OCA OHA CREDIT FUND LLC
OHA AD Customized Credit Fund (International), L.P.
OHA AD Dislocation Credit Fund, L.P.
OHA Artesian Customized Credit Fund I, L.P.
OHA BCSS SSD II, L.P.
OHA Black Bear Fund, L.P.
OHA Centre Street Partnership, L.P.
OHA Credit Partners IX, Ltd.
OHA Credit Partners VII, Ltd.
OHA Credit Partners XI, Ltd.

Lender	Consent Fee Amendment No. 1 Term B-2 Loans
OHA Credit Partners XII, Ltd.
OHA Credit Partners XIII, Ltd.
OHA Credit Partners X-R, Ltd.
OHA Credit Solutions Master Fund 1
OHA Delaware Customized Credit Fund Holdings, L.P.
OHA Enhanced Credit Strategies Master Fund, L.P.
OHA KC Customized Credit Master Fund, L.P.
OHA LDN CCF Holding, LLC
OHA Loan Funding 2013-1, Ltd.
OHA Loan Funding 2013-2, Ltd.
OHA Loan Funding 2015-1, Ltd.
OHA Loan Funding 2016-1, Ltd.
OHA MPS SSD II, L.P.
OHA Strategic Credit Master Fund II, L.P.
OHA Structured Products Master Fund D, L.P.
OHA Tactical Investment Master Fund, L.P.
OHAT Credit Fund, L.P.
Rockford Tower CLO 2017-1, LTD
Rockford Tower CLO 2017-2 LTD
Rockford Tower CLO 2017-3, Ltd.
Rockford Tower CLO 2018-1, Ltd.
Silver Oak Capital, LLC
Three Court Master, LP
Z Capital Credit Partners CLO 2018-1 Ltd.
Z Capital Credit Partners CLO 2019-1 Ltd
Z Capital Credit Tactical Fund, L.P.

Total
Paid on Account of B-1 Loans ($)
Paid on Account of B-2 Loans ($)
Paid on Account of B-1 Loans (%)
Paid on Account of B-2 Loans (%)

AMENDMENT NO. 1 TO CREDIT AGREEMENT ANNEX D (STRUCTURING FEE)

Lender	Structuring Fee Amendment No. 1 Term B-2 Loans
AG Centre Street Partnership, L.P.
AG Credit Solutions Non-ECI Master Fund, LP
AG CSF1A Dislocation Master Fund 1, L.P.
AG Super Fund Master, L.P.
ASOF Holdings I, L.P.
King Street Acquisition Company, L.L.C.
OHA Artesian Customized Credit Fund I, L.P.
OHA BCSS SSD II, L.P.
OHA Black Bear Fund, L.P.
OHA Centre Street Partnership, L.P.
OHA Credit Solutions Master Fund 1
OHA Delaware Customized Credit Fund Holdings, L.P.
OHA KC Customized Credit Master Fund, L.P.
OHA LDN CCF Holding, LLC
OHA MPS SSD II, L.P.
OHA Strategic Credit Master Fund II, L.P.
OHA Structured Products Master Fund D, L.P.
Silver Oak Capital, LLC
Three Court Master, LP
Total